                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          --------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2)
                                                     -----
                          --------------------------

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                       13-5266470
                                                       (I.R.S. Employer
                                                       Identification No.)

399 Park Avenue, New York, New York                    10043
(Address of principal executive offices)               (Zip Code)

                          --------------------------

                           Union Pacific Corporation
              (Exact name of obligor as specified in its charter)

    Utah                                                     13-2626465
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

Eighth and Eaton Avenues                                     18018
Bethlehem, Pennsylvania                                      (Zip Code)
(Address of principal executive offices)

                          --------------------------

                                Debt Securities
                      (Title of the indenture securities)

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Item 1.  GENERAL INFORMATION.
                Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                Name                                            Address
                ----                                            -------
                Comptroller of the Currency                     Washington, D.C.
                Federal Reserve Bank of New York                New York, NY
                Federal Deposit Insurance Corporation           Washington, D.C.

         (b)    Whether it is authorized to exercise corporate trust powers.

                Yes.

Item 2.  AFFILIATIONS WITH OBLIGOR.
                If the obligor is an affiliate of the trustee, describe each such affiliation.

                     None.

Item 16.        LIST OF EXHIBITS.

                Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

                Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

                Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

                Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

                Exhibit 5 - Not applicable.

                Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

                Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1993 - attached)

                Exhibit 8 -  Not applicable.

                Exhibit 9 -  Not applicable.




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                         ---------------------------

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 11th day of March, 1994.



                                               CITIBANK, N.A.

                                               By  /s/ P. DeFelice
                                                   --------------------
                                                   P. DeFelice
                                                   Vice President

                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF


         CITIBANK, N.A. of New York in the State of New York, at the close of business on December 31, 1993, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                     ASSETS

                                                                                           Thousands
                                                                                           of dollars
 Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and currency
   and coin..............................................                                        $  5,863,000
  Interest-bearing balances..............................                                           7,137,000
 Securities..............................................                                          11,442,000

 Federal funds sold and securities purchased
  under agreements to resell in domestic
  offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBF's:
  Federal funds sold.....................................                                           1,467,000
  Securities purchased under agreements to
  resell.................................................                                           1,261,000


 Loans and lease financing receivables:
  Loans and leases, net of unearned
   income..................................  $115,952,000
  LESS: Allowance for loan and lease
   losses..................................     3,471,000
                                             ------------
   Loans and leases, net of unearned income
   and allowance.........................................                                         112,481,000
 Assets held in trading accounts.........................                                          15,259,000
 Premises and fixed assets (including
  capitalized leases) ...................................                                           3,041,000
 Other real estate owned ................................                                           3,371,000
 Investments in unconsolidated subsidiaries
  and associated companies ..............................                                             983,000
 Customers' liability to this bank on
  acceptances outstanding................................                                           1,512,000
 Intangible assets.......................................                                              29,000
 Other assets............................................                                          11,866,000
                                                                                                 ------------
 TOTAL ASSETS............................................                                        $175,712,000

               LIABILITIES
 Deposits:
   In domestic offices...................................                                        $ 34,236,000
          Noninterest-bearing.................$11,921,000
          Interest-bearing.....................22,315,000
                                              -----------
   In foreign offices, Edge and Agreement
    subsidiaries, and IBFs...............................                                          94,076,000
          Noninterest-bearing...................6,515,000
          Interest-bearing ....................87,561,000
                                              -----------

 Federal funds purchased and securities
  sold under agreements to repurchase in
  domestic offices of the bank and of its
  Edge and Agreement subsidiaries, and
  in IBFs:
   Federal funds purchased .............................                                         $  4,113,000
   Securities sold under agreements to repurchase.......                                            1,190,000
 Other borrowed money...................................                                           12,053,000
 Mortgage indebtedness and obligations under capitalized
  leases................................................                                              285,000
 Bank's liability on acceptances executed and
  outstanding...........................................                                            1,530,000
 Notes and debentures subordinated to deposits..........                                            4,700,000
 Other liabilities......................................                                           12,462,000
                                                                                                 ------------
 TOTAL LIABILITIES......................................                                         $164,645,000
                                                                                                 ------------
           EQUITY CAPITAL

Common stock............................................                                         $    751,000
Surplus.................................................                                            5,912,000
Undivided profits and capital reserves..................                                            5,066,000
Cumulative foreign currency translation adjustments.....                                             (662,000)
                                                                                                 ------------
TOTAL EQUITY CAPITAL....................................                                         $ 11,067,000
                                                                                                 ------------
TOTAL LIABILITIES AND EQUITY CAPITAL....................                                         $175,712,000
                                                                                                 ============

         I, Roger W. Trupin, Controller of the abovenamed bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                                 ROGER W. TRUPIN

         We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


CHRISTOPHER J. STEFFEN    )
PEI-YUAN CHIA             )       Directors
PAUL J. COLLINS           )